UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 6, 2018

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, Ameris Bancorp (the “Company”) issued a news release announcing that, effective as of July 5, 2018, Edwin W. Hortman, Jr., the Company’s Executive Chairman, President and Chief Executive Officer, would be succeeded as President and Chief Executive Officer by Dennis J. Zember Jr., who currently serves as Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of Ameris Bank, the Company’s banking subsidiary. Mr. Hortman will continue to serve as Executive Chairman of the Company and Ameris Bank until his retirement date of September 4, 2018.

In connection with Mr. Hortman’s retirement, also on June 6, 2018, the Company, Ameris Bank and Mr. Hortman entered into a Retirement Agreement that terminates the Executive Employment Agreement dated as of December 15, 2014 among the Company, Ameris Bank and Mr. Hortman, and includes the following severance benefits: (i) the Company will pay $2,794,947 to Mr. Hortman in cash on the first semi-monthly payroll date of the Company that follows September 4, 2018; (ii) the Company will pay $1,000,000 to Mr. Hortman in cash on March 18, 2019; and (iii) all restricted shares of the Company’s common stock issued to Mr. Hortman pursuant to the 2014 Omnibus Equity Compensation Plan of the Company will become fully vested on September 4, 2018. The Retirement Agreement also includes certain restrictive covenants that limit Mr. Hortman’s ability to compete with the Company and to solicit, or attempt to solicit, certain customers and any employee of the Company and its subsidiaries and affiliates for a period of two years after September 4, 2018 or to divulge certain confidential information concerning the Company for any purpose other than as necessary in performance of his duties to the Company.

The description contained herein of the Retirement Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Zember, 48, has served as Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of Ameris Bank since January 1, 2018. Prior to that, he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of Ameris Bank from June 2016 through December 2017. From February 2005 until June 2016, Mr. Zember served as Executive Vice President and Chief Financial Officer of both the Company and Ameris Bank. There are no other arrangements or understandings between Mr. Zember and any other person pursuant to which he has been appointed to his positions. Mr. Zember does not have any family relationships that are required to be disclosed under Item 401(d) of Regulation S-K, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

A copy of the Company’s press release announcing the retirement of Mr. Hortman and the appointment of Mr. Zember as President and Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Retirement Agreement dated June 6, 2018 by and among Ameris Bancorp, Ameris Bank and Edwin W. Hortman, Jr.
99.1	Press release dated June 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial
Officer

Date: June 6, 2018